UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 4, 2019

Yum China Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Yum China Building
7100 Corporate Drive	20 Tian Yao Qiao Road
Plano, Texas 75024	Shanghai 200030
United States of America	People’s Republic of China

(Address, including zip code, of principal executive offices)
(469)
980-2898
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 4, 2019, Mr. Jacky Lo notified Yum China Holdings, Inc. (the “Company”) that he intends to resign as Chief Financial Officer and Treasurer of the Company, effective October 16, 2019. The Company’s Board of Directors (the “Board”) has identified Mr. Ka Wai Andy Yeung as Mr. Lo’s successor. Mr. Yeung will initially join the Company as its Chief Financial Officer-Designate on September 16, 2019 and will be appointed as the Company’s Chief Financial Officer effective October 16, 2019.
In connection with Mr. Lo’s departure, the Company and Mr. Lo entered into a Post-Termination Agreement, effective October 16, 2019 (the “Post-Termination Agreement”), pursuant to which Mr. Lo will be entitled to a one-time
payment of $335,000, representing six months of base salary. Mr. Lo will also be entitled to a 2019 annual cash bonus, on a pro-rata basis for his period of service from January 2019 to October 2019. In consideration for such payments, Mr. Lo will be bound by certain restrictive covenants relating to non-competition,
non-solicitation,
non-disparagement
and
non-disclosure.
In addition, pursuant to the Company’s policies, Mr. Lo will receive certain separation benefits, as well as reimbursement of repatriation expenses up to $5,000.
The foregoing summary of the Post-Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Post-Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Mr. Yeung, age 46, served as the chief financial officer of Smart Finance International Limited, a financial technology company, from April 2017 to August 2019. Mr. Yeung also served as the chief financial officer of Cheetah Mobile Inc., a mobile internet company listed on the New York Stock Exchange and headquartered in Beijing, China, from January 2014 to March 2017. From 2009 to 2013, Mr. Yeung worked at Oppenheimer & Co. Inc. as director, executive director and then managing director, responsible for research coverage of China’s internet and media sectors. From 1995 to 2009, Mr. Yeung worked at various companies in the U.S. in equity research, management consulting and credit risk management. Mr. Yeung served on the board of directors of M17 Entertainment Limited from June 2018 to July 2018. Mr. Yeung graduated from the Yale University School of Management with an MBA degree and the University of California, Berkeley with dual degrees in Mechanical Engineering and Applied Mathematics. He has been a Chartered Financial Analyst charterholder since 2001.
In connection with Mr. Yeung’s appointment, the Company and Mr. Yeung entered into a letter agreement, effective September 16, 2019 (the “Employment Letter”), pursuant to which Mr. Yeung will receive an annual base salary of $650,000 and an annual performance-based cash bonus at a target bonus rate of 75% of his annual base salary. Pursuant to the Company’s long-term incentive program, Mr. Yeung will be eligible to receive stock appreciation rights and/or performance stock units, with a target grant value of $880,000 for 2020. In addition, Mr. Yeung will be awarded a one-time
grant of restricted stock units with an economic value of $1,000,000, which will vest in equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Yeung’s continued employment through the vesting date. Mr. Yeung is also eligible to participate in the Company’s other benefit programs on the same basis as the Company’s officers. Also in connection with his appointment, Mr. Yeung agreed to be bound by certain restrictive covenants relating to non-competition,
non-solicitation,
non-disparagement
and
non-disclosure.
The foregoing summary of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Letter, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 7.01.	Regulation FD Disclosure.
The press release announcing Mr. Yeung’s appointment is attached as Exhibit 99.1 to this Current Report on Form
8-K.
A copy of the resignation letter of Mr. Lo is attached as Exhibit 99.2 to this Current Report on Form
8-K.
Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibits are attached to this report:

Exhibit No.	Exhibit Description

10.1	Post-Termination Agreement, effective October 16, 2019, by and between Yum China Holdings, Inc. and Jacky Lo

10.2	Employment Letter, effective September 16, 2019, by and between Yum China Holdings, Inc. and Andy Yeung

99.1	Press Release of Yum China Holdings, Inc., issued September 6, 2019

99.2	Resignation Letter of Jacky Lo dated September 4, 2019

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

By:	/s/ Joseph Chan
Name:	Joseph Chan
Title:	Chief Legal Officer
Date: September 6, 2019